INTERNATIONAL FLAVORS & FRAGRANCES INC. 521 WEST 57th STREET NEW YORK N.Y. 10019



                                            Office of the Chairman and President


                                            June 19, 1997


Mr. Hendrik C. van Baaren
87 Goodwives River Road
Darien, Connecticut 06820

Dear Henk:

     In accordance with our discussions, you are electing to take early retirement from International Flavors & Fragrances Inc. (together with its subsidiaries, "IFF"). This letter will outline the arrangements on which we have agreed, and the terms and conditions of (1) your employment from the date of this letter through the "Retirement Date", as hereafter defined; (2) the "Consulting Period", as hereafter defined; and (3) your retirement.


1. From the date of this letter through December 31, 1997 (the "Retirement Date"), you will continue to be employed by IFF at a monthly compensation rate of $40,416.67 (your current "Monthly Salary"). On the Retirement
     Date, you will retire from IFF employment and, commencing January 1, 1998, you will begin to receive your pension under the IFF Pension Plan, the IFF Supplemental Retirement Plan and the IFF Supplemental Foreign Service Retirement Benefits Plan (collectively, the "Retirement Plans") Upon your retirement you will also become eligible for the benefits of a retired employee under those IFF benefit plans applicable to a retiree who was both a corporate officer of IFF and a participant in the MICP at the time of retirement, including, but not limited to, continued full participation in the Executive Death Benefit Plan and participation in the IFF medical plan for retirees.



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                                                       Mr. Hendrik C. van Baaren
                                                                   June 19, 1997
                                                               Page 2 of 6 Pages



2. On the Retirement Date you will resign as Senior Vice-President and President, Flavor Division, and as a Director of IFF, and you will execute the resignations in substantially the forms attached to this letter as Exhibits A and B.

3. On the Retirement Date, you will have the right to purchase the IFF-provided automobile now in your possession for a price of $22,000. If you are required to recognize any compensation resulting from this transfer, that compensation will be included in your Form W-2 for 1997.

4. You agree and acknowledge that, as of December 31, 1997, the Executive Severance Agreement dated February 16, 1989 between you and IFF will terminate.

5. You will be eligible to receive an incentive compensation award in respect of 1997 under the Management Incentive Compensation Plan ("MICP"). Your actual incentive compensation award for 1997 will be based on the performance of the IFF Flavor Division for such year and will be determined and awarded in early 1998 together with the awards to all other 1997 MICP participants.

6. Commencing on the date of this letter and continuing through and including October 15, 1998, should you use the tax, financial and/or estate planning services of Price Waterhouse LLP ("PW"), IFF will cause PW to bill IFF directly and IFF will pay up to an aggregate of $25,000 in the fees and out-of-pocket expenses of PW in respect of such services. With my prior written approval, IFF will pay for similar services performed by another person or entity in lieu of PW. All fees and out-of-pocket expenses of PW or such

                                                       Mr. Hendrik C. van Baaren
                                                                   June 19, 1997
                                                               Page 3 of 6 Pages



     other person or entity in excess of an aggregate of $25,000 and/or incurred after October 15, 1998 will be your sole responsibility. If you are required to recognize any compensation as a result of the payments made for such services by IFF to PW or such other person or entity, such compensation will be included in your Form W-2 (or comparable form provided to retirees) for 1997 and/or 1998, as the case may be.

7. You may exercise until three (3) months after the Retirement Date any IFF stock options which are exercisable on the Retirement Date, in accordance with the provisions of your various Stock Option Agreements. If you should die prior to the expiration of that period (including prior to the Retirement Date), your legal representative's right to exercise stock options will be governed by the provisions of such Stock Option Agreements.

8. Commencing January 1, 1998 and through and including December 31, 2000 or, should you elect to extend the Consulting Agreement in accordance with
     Section 1 thereof, through and including December 31, 2001 (the term of the Consulting Agreement is hereinafter referred to as the "Consulting Period"), you will act as a consultant to IFF in accordance with the terms and conditions of the Consulting Agreement attached to this letter agreement as Exhibit C. Please sign and return the Consulting Agreement together with your executed copy of this letter agreement.

9. Attached to this letter agreement as Exhibit D is a copy of the Security Agreement which you signed on January 16, 1985. You agree to abide by the terms and conditions of the Security Agreement

                                                       Mr. Hendrik C. van Baaren
                                                                   June 19, 1997
                                                               Page 4 of 6 Pages



     both during the Consulting Period and thereafter, but such obligations will in no way be construed as a continuation of your IFF employment, which will terminate on the Retirement Date.

10. Please sign and return the Release attached to this letter agreement as Exhibit E. This letter agreement and the Consulting Agreement will take effect only upon your execution of the Release. IFF will have the right to request that you execute another Release, in the form of Exhibit E but dated the Retirement Date. If IFF so requests, you agree promptly to execute and return such additional release. Such additional release will be deemed part of the consideration for the benefits accruing to you under this letter agreement and the Consulting Agreement, and your failure for any reason to execute such additional release will be a breach of this letter agreement and the Consulting Agreement.

11. You agree that through and including the expiration of the Consulting Period (a) you will not engage directly or indirectly in any business which is competitive, anywhere in the world, with any business of IFF, and you will not accept employment by, perform consulting services for or otherwise give material assistance to any competitor of IFF or any person, firm or corporation which, to your knowledge, intends to become such a competitor; and (b) you will neither solicit for employment by nor hire any IFF employee for, and you will not, either directly or indirectly, encourage or advise any IFF employee to leave the employ of IFF and/or accept any position with, any business, whether or not competitive with IFF and whether or not you are engaging or intend to engage in

                                                       Mr. Hendrik C. van Baaren
                                                                   June 19, 1997
                                                               Page 5 of 6 Pages



     such business. The obligations set forth in clauses (a) and (b) above are collectively referred to as your "Noncompetition Obligation". In consideration of your Noncompetition Obligation, IFF agrees to pay you during the Consulting Period the sum of $225,000 per year (the "Noncompete Payment"), payable in quarterly installments of $56,250 on the 15th of February, May, August and November of each year. If you die or become totally disabled prior to the normal expiration of the Consulting Period, the Noncompetition Obligation will end and no further Noncompete Payment will be payable in respect of any period after the month in which you die or become so disabled.

     For the purpose of this paragraph 11, (x) a business will be deemed "competitive" if its operations are in the flavor, fragrance or aroma chemical business or if its operations adversely affect (i) the availability or price to IFF of any commodity of the kind purchased, acquired or used by IFF, or (ii) the demand of others for products made or sold by IFF or the price of such products, in either case in any locality in which such availability or demand will exist; and you will be deemed to engage in a business, directly or indirectly, if you participate in such business as a director, officer, employee, partner or individual proprietor, or as an investor who has a beneficial interest in more than one percent (1%) of the outstanding capital stock of any company engaged in competition with the business of IFF, or make loans or advances to any such competing company in an amount in excess of one percent (1%) of its outstanding capital stock; and (y) an "IFF employee" is any person who at the relevant time either is an active employee of IFF or

                                                       Mr. Hendrik C. van Baaren
                                                                   June 19, 1997
                                                               Page 6 of 6 Pages



     within the preceding twelve (12) months, whether or not an active employee, has been paid any compensation, whether as salary, consulting fee or severance or salary continuation, by IFF (for the purpose of this paragraph pension or other retirement benefits will not be considered compensation). You hereby consent to IFF's obtaining injunctive relief should you breach this paragraph 11.

12. This letter agreement will be governed by and interpreted in accordance with New York law.

     Please sign and date both copies of this letter in the space provided below and return one fully executed copy. The other is for your records.

     Henk, all IFFers, and I especially, appreciate your many contributions to the Company over your long and very successful career. You have all of our very best wishes for the future.


                                                      Sincerely,


                                                      /s/ EUGENE P. GRISANTI
                                                      Eugene Grisanti


AGREED AND ACCEPTED:


/s/ HENDRIK C. VAN BAAREN
-------------------------
Hendrik C. van Baaren
June 19, 1997

                                                                       EXHIBIT A


                                                         December 31, 1997



Stephen A. Block, Esq.
Vice-President and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019


Dear Mr. Block:

     I hereby resign as Senior Vice-President and President, Flavor Division, of International Flavors & Fragrances Inc.


                                             ----------------------------------
                                                   Hendrik C. van Baaren

                                                                       EXHIBIT B


                                                         December 31, 1997



Stephen A. Block, Esq.
Vice-President and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019


Dear Mr. Block:

     I hereby resign as a Director of International Flavors & Fragrances Inc.


                                             ----------------------------------
                                                   Hendrik C. van Baaren

                                                                       EXHIBIT C


                                                      June 19, 1997





Mr. Hendrik C. van Baaren
87 Goodwives River Road
Darien, Connecticut 06820


                               Consulting Agreement


Dear Henk:

     You have elected to retire from the employ of International Flavors & Fragrances Inc. ("IFF" or the "Company") effective December 31, 1997. In accordance with our previous discussion IFF will retain you as a consultant in accordance with the following terms and conditions, and subject to your continuing to fulfill all of the terms and conditions required by the letter agreement between you and IFF dated June 19, 1997 (the "Letter Agreement"), to which this Consulting Agreement is an Exhibit.

     1) The initial term of this Consulting Agreement will be from January 1, 1998 through and including December 31, 2000. At your sole option, on not less than six months written notice to IFF (c/o Chairman and President, 521 West 57th Street, New York, New York 10019), you may elect to extend the term of this Consulting Agreement for an additional 12 months, through and including December 31, 2001. The initial term and any extended term of

                                                       Mr. Hendrik C. van Baaren
                                                                   June 19, 1997
                                                            Consulting Agreement
                                                               Page 2 of 3 Pages


this Consulting Agreement is hereinafter referred to as the "Consulting Period".

     2) During the Consulting Period you will serve as a consultant to the Company, reporting to me. You will consult with and advise me and other members of the senior management and staff of IFF on such matters assigned to you by me. IFF will reimburse you for all reasonable itemized travel expenses incurred by you in representing IFF, but you agree not to make any commitments for travel outside the New York City/New Jersey area for which IFF would bear any of the cost without my prior approval. You will also make yourself available for telephonic consultation with me and other key IFF employees. As a consultant to IFF, you will not hold yourself out as being an employee or agent of the Company.

     3) In consideration of your services, IFF will pay you during the Consulting Period an annual consulting fee of $25,000, payable in quarterly installments of $6,250 on the 15th of February, May, August and November of each year. If you die or become totally disabled prior to the normal expiration of the Consulting Period, then the Consulting Period will end and no further consulting fee will be payable in respect of any period after the month in which you die or become so disabled. You understand that, since you will be a consultant, the Company will have no obligation to and will not withhold any taxes of any kind from the consulting fee. The payment of all applicable taxes, including any estimated taxes that may be due, will be your sole responsibility. In addition, as a consultant, you will not be entitled to any benefits that IFF makes available to its employees (other than the benefits accruing to you pursuant to the Letter Agreement or as an IFF retiree).

     4) This Consulting Agreement will be construed in accordance with and governed by the laws of the

                                                       Mr. Hendrik C. van Baaren
                                                                   June 19, 1997
                                                            Consulting Agreement
                                                               Page 3 of 3 Pages



State of New York, excluding its conflict-of-laws principles.

     If the foregoing terms and conditions are agreeable to you, please show your acceptance of them by signing below where indicated and returning the enclosed copy of this Consulting Agreement.

                                                 Sincerely,



                                                 Eugene P. Grisanti



AGREED TO AND ACCEPTED:



-----------------------------------
Hendrik C. van Baaren
June 19, 1997

                                                                       Exhibit D


                                  H. VAN BAAREN




                             IFF SECURITY AGREEMENT

                     International Flavors & Fragrances Inc.
                    521 West 57th St., New York, N.Y. 10019





     In consideration of my employment by IFF or any of its subsidiaries (herein together called IFF), I hereby agree as follows:

     1. I acknowledge that in the course of my employment by IFF, I may have access to, acquire or gain confidential knowledge or information (i) with respect to formulae, secret processes, plans, devices, products, computer programs and other intangible property, know-how and other data belonging or relating to IFF or belonging to a customer or supplier of IFF, or (ii) with respect to the identity of customers of IFF, and the identity of products and the quantity and prices of the same ordered by such customers. I acknowledge that all such information is the sole property of IFF or its customer or supplier, and I shall treat it as set forth below.

     2. I shall keep confidential all such knowledge or information described above and shall not divulge it to others nor use it for my own private purposes or personal gain, without the express written consent of IFF. This obligation on my part shall continue during and after the period of my employment by IFF.

     3. Upon termination of my employment, or at any time IFF may request, I shall deliver to IFF all notes, memoranda, formulae, records, files or other papers, tapes, discs or programs, and copies thereof, in my custody relating to any such knowledge or information described above to which I have had access or which I may have developed during the term of my employment.

     4. I shall not, without the prior written permission of IFF, after leaving the employ of IFF for any reason, work for others, or for my own account, on any of the secret processes, formulae or programs on which I have worked or to which I have had access while in the employ of IFF.

     5. Any invention, formula, process, product, program, idea, discovery and improvement conceived or developed by me within the period of my employment, relating to any activity engaged in by IFF, shall be the sole and exclusive property of IFF and I shall promptly communicate to IFF full information with respect to any of the foregoing conceived or developed by me. I shall execute and deliver all documents and do all other things as shall be deemed by IFF to be necessary and proper to effect the assignment to IFF of the sole and exclusive right, title and interest in and to all such inventions, formulae, processes, products, programs, ideas, discoveries and improvements, and patent applications and patents thereon.

     6. I understand and agree that IFF has no interest in and will not accept divulgence to it of any confidential knowledge or information which is the property of any previous employer or other third party. Notwithstanding any other paragraph of this agreement, I shall not communicate any such confidential knowledge or information to IFF nor use the same during the course of my employment.

     January 16, 1985                                  /s/ HENDRIK C. VAN BAAREN
----------------------------                           -------------------------
          (date)                                              (signature)

                                                                       EXHIBIT E


                                     RELEASE



     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Hendrik C. van Baaren, 87 Goodwives River Road, Darien, Connecticut 06820 (hereinafter referred to as "Employee"), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by International Flavors & Fragrances Inc., a New York corporation with a place of business located at 521 West 57th Street, New York, New York 10019 (hereinafter referred to as "IFF Inc."), as such benefits are set forth in a Letter Agreement and a Consulting Agreement, each dated June 19, 1997, copies of which are annexed hereto as Annexes A and B, DOES HEREBY AGREE TO RELEASE and DOES HEREBY RELEASE IFF Inc. and all of its subsidiaries and affiliates and their respective directors, officers and employees (hereinafter referred to as "Releasees") from all "Claims", as hereinafter defined, and Employee agrees never to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.


     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which Employee at any future time may have, or claim to have, against each or any of the Releasees as to any matters occurring or arising on or before the date this Release is executed by Employee. The Claims Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, and any Claims for wrongful discharge, fraud, misrepresentation, infliction of emotional distress, or any other tort, and any other Claims relating to or arising out of Employee's employment with IFF Inc. or the termination thereof, and any Claim for violation of any Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.ss.2000e et seq. (race, color, religion, sex and national origin discrimination); (2) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. ss.1981 (race discrimination; (3) the Age Discrimination in Employment Act, 29 U.S.C. ss.ss.621-634 (age discrimination);
(4) the Equal Pay Act of 1963, 29 U.S.C. ss.206 (equal pay); (5) Executive
Order 11246 (race, color, religion, sex and national origin discrimination); (6) Executive Order 11141 (age discrimination); (7) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. ss.ss.701 et seq. (handicap discrimination); (8) the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss.1001 et seq. (retirement matters); and (9) any applicable New York, New Jersey or Connecticut state or local law relating to employment termination that may be discriminatory or otherwise in contravention of public policy.

     Employee hereby represents that he has not filed any complaints, charges, or lawsuits against any Releasee with any governmental agency or any court; that he will not file or pursue any at any time hereafter; and that if any such agency or court assumes jurisdiction of any complaint, charge or lawsuit against any Releasee on behalf of Employee, he will request such agency or court to withdraw from the matter. Neither this Release nor the undertaking in this paragraph shall limit Employee from pursuing Claims for the sole purpose of enforcing his rights under Annex A or Annex B or under any employment or retiree benefit plan or program of IFF Inc.

     Employee hereby represents that he has been given a period of twenty-one
(21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21-day period as he wishes prior to signing.

     Employee is advised that he has the right to consult with an attorney before signing this Release. Employee understands that whether or not to do so is Employee's decision. Employee has exercised his right to consult with an attorney to the extent, if any, that he desired.

     Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice of revocation to Eric Campbell, Vice-President, Human Resources, IFF Inc., 521 West 57th Street, New York, New York 10019. For such revocation to be effective, written notice must be received by Mr. Campbell not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the Letter Agreement and the Consulting Agreement described in Annexes A and B, respectively, shall be null and void.

     Employee understands and acknowledges that IFF Inc. has not made any promises or representations to Employee other than those in Annexes A and B.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE, UNDERSTANDS IT AND IS VOLUNTARILY EXECUTING IT.

     [PLEASE READ THIS RELEASE CAREFULLY. IT COVERS ALL KNOWN AND UNKNOWN
CLAIMS.]




     Executed at New York, New York, on June 19, 1997



                                             ----------------------------------
                                                     Hendrik C. van Baaren



STATE OF NEW YORK)
COUNTY OF NEW YORK) ss:

Subscribed and sworn to before
me this 19th day of June, 1997
by the said Hendrik C. van Baaren
known to me.


     --------------------------------
              Notary Public